Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

§
IN RE:	§	Chapter 11
§
THE BOMBAY COMPANY, INC.	§	CASE NO. 07-44084-dml-11
THE BOMBAY FURNITURE COMPANY, INC.,	§	CASE NO. 07-44085-dml-11
BBA HOLDINGS, LLC,	§	CASE NO. 07-44086-dml-11
BOMBAY INTERNATIONAL, INC.,	§	CASE NO. 07-44087-dml-11
BAILEY STREET TRADING COMPANY, and	§	CASE NO. 07-44088-dml-11
BMAJ, INC.	§	CASE NO. 07-44061-dml-11
§
Debtors.	§	Jointly Administered Under
	§	Case No. 07-44084-dml-11

FIRST AMENDED CONSOLIDATED JOINT PLAN OF LIQUIDATION OF THE
DEBTORS TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED
CREDITORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

July 2, 2008

HAYNES AND BOONE, LLP		COOLEY GODWARD KRONISH LLP
901 Main Street, Suite 3100		1114 Avenue of the Americas
Dallas, Texas 75202		New York, NY 10036-7798
Tel.: (214) 651-5000		(212) 479-6000
Robert D. Albergotti		Jay R. Indyke
State Bar No. 00969800		Cathy Hershcopf
Gregory G. Plotko
Jeffrey L. Cohen

-and-		-and-
-and-
HAYNES AND BOONE, LLP		FORSHEY & PROSTOK, L.L.P.
201 Main Street, Suite 2200		777 Main Street, Suite 1290
Fort Worth, Texas 76102		Fort Worth, Texas 76102
Telephone: (817) 347-6600		Telephone: (817) 877-8855
John D. Penn		Jeff P. Prostok
State Bar No. 15752300		State Bar No. 16352500
Ian T. Peck
State Bar No. 24013306

Counsel to the Debtors		Counsel to the Official Committee of Unsecured Creditors

-i-

(CONTINUED)

-ii-

(CONTINUED)

-iii-

(CONTINUED)

-iv-

(CONTINUED)

		Page

10.1.	Surrender of Securities and Cancellation of Existing Securities and/or Related Agreements	25
10.2.	Releases, Exculpation and Related Injunction	26
ARTICLE XI -	CONDITIONS TO CONFIRMATION AND CONSUMMATION	28
11.1.	Conditions to Consummation	28
11.2.	Waiver of Conditions to Consummation	29
11.3.	Effect of Nonoccurrence of the Conditions to Consummation	29
ARTICLE XII -	RETENTION OF JURISDICTION	29
ARTICLE XIII -	ADMINISTRATIVE PROVISIONS	31
13.1.	Amendments	31
13.2.	The Role of the Committee	32
13.3.	Post-Effective Date Expenses.	32
13.4.	Successors and Assigns	32
13.5.	Governing Law	32
13.6.	Courts of Competent Jurisdiction	32
13.7.	Corporate Action	33
13.8.	Effectuating Documents and Further Transactions	33
13.9.	Cramdown	33
13.10.	Confirmation Order and Plan Control	33
13.11.	Severability	33
13.12.	Rules of Construction	34
13.13.	Notices	34
13.14.	No Admissions	36
EXHIBIT “A”	(Form of Liquidation Trust Agreement)	1

-v-

INTRODUCTION

 The Bombay Company, Inc, The Bombay Furniture Company, Inc., BBA Holdings, LLC, Bombay International, Inc., Bailey Street Trading Company and BMAJ, Inc. (collectively, the “Debtors”), and the Official Committee of Unsecured Creditors of the Debtors (the “Committee”) propose the following first amended joint plan of liquidation for the resolution of the outstanding claims and interests in the Debtors (the “Plan”).

 Reference is made to the Disclosure Statement For First Amended Consolidated Joint Plan of Liquidation, dated July 2, 2008 (the “Disclosure Statement”), for a discussion of the Debtors’ history, business, capital structure, historical financial information, and for a summary and analysis of the Plan.

 The Plan contemplates the creation of a Liquidation Trust, for the benefit of all creditors of the Estates holding Allowed Claims, as the means of execution and implementation of the Plan.  See Article VII (Implementation).

 All creditors entitled to vote on the Plan should review the Disclosure Statement before voting to accept or reject the Plan.  Documents referenced in the Plan and/or the Disclosure Statement are also available for review.

ARTICLE I - DEFINITIONS

 The capitalized terms set forth below shall have the following meanings:

 1.1.         Administrative Claim means an unsecured Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Reclamation Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code.

 1.2.         Allowed means, with respect to any Claim, a Claim, subject to Section 8.1 of the Plan, (i) which is currently scheduled as undisputed, non-contingent and liquidated in the Schedules and as to which neither a proof of Claim nor objection thereto has been timely filed; (ii) as to which a proof of Claim has been timely filed in a liquidated, non-contingent amount and either (a) no objection thereto has been timely filed, or (b) such Claim has been allowed (but only to the extent allowed) by a Final Order of the Court; (iii) which has been expressly allowed under the provisions of this Plan; or (iv) which is an Administrative Claim approved by Final Order of the Court.  An Allowed Claim: (y) includes a previously Disputed Claim to the extent such Disputed Claim becomes Allowed when the context so requires; and (z) shall be net of any valid setoff amount against such Claim based on a valid offset right of the Debtors, which valid setoff amount shall be deemed to have been setoff in accordance with the provisions of this Plan.  Unless otherwise specified herein or by order of the Court, Allowed Administrative Claims and Allowed Claims shall not, for any purpose under the Plan, include interest on such Administrative Claims or Claims on or after the Petition Date.

 1.3.         Allowed Reclamation Claim means any Claim for the reclamation of goods pursuant to section 546(c) of the Bankruptcy Code, to the extent such Claims have been Allowed but not paid in full pursuant to a Final Order of the Court allowing such Claim.

 1.4.         Available Cash means as determined from time to time by the Liquidation Trustee in consultation with the Committee, all unrestricted Cash of the Estates or Liquidation Trust on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date; (c) amounts held in the Wind-down Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims.

 1.5.         Ballot means the ballot distributed to each eligible claimant by the Balloting Agent, on which ballot such claimant may, inter alia, vote for or against the Plan.

 1.6.         Ballot Deadline means the date and time set by the Court by which the Balloting Agent must receive all Ballots.

 1.7.         Balloting Agent means the entity designated by the Court to distribute, collect and tally Ballots from claimants.  Initially, the Balloting Agent is AlixPartners, LLP.

 1.8.         Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

 1.9.         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Court now in effect or hereafter amended.

 1.10.       Business Day means any day except a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

 1.11.       Bombay Brands, LLC means that entity that is 75% owned by the joint venture comprised of Hilco Consumer Capital, LLC and Gordon Brothers Retail Partners, LLC and 25% owned by the Debtors that purchased the Debtors’ Intellectual Property pursuant to the Court’s order dated January 23, 2008.

 1.12.       Bombay Gift Card means gift cards, gift certificates and any other form of store credit that had previously been allowed to be used as payment for a purchase from Bombay until the gift card program terminated after the Petition Date.

 1.13.       Cash means cash and cash equivalents, including, but not limited to, bank deposits, checks, and other similar items.

 1.14.       Chapter 11 Cases means the chapter 11 cases of The Bombay Company, Inc, The Bombay Furniture Company, Inc., BBA Holdings, LLC, Bombay International, Inc., Bailey Street Trading Company and BMAJ, Inc., jointly administered under Case No. 07-44084-dml-11, pending before the Court.

 1.15.       Claim means a claim against a Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code.

 1.16.       Class means a group of Claims or Interests described in Articles III and IV of the Plan.

 1.17.       Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the United States Trustee and amended from time to time.

 1.18.       Confirmation Date means the date the Court enters the Confirmation Order on its docket.

 1.19.       Confirmation Hearing means the hearing by the Court to consider confirmation of the Plan.

 1.20.       Confirmation Order means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

 1.21.       Court means the United States Bankruptcy Court for the Northern District of Texas, or any other court exercising competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

 1.22.       Debtors has the meaning ascribed to such term on the first page of this Plan (each of the Debtors is individually referred to herein as a Debtor).

 1.23.       Disallowed Claim means a Claim or portion thereof that (i) has been disallowed by a Final Order; (ii) is identified in the Schedules of Assets and Liabilities in an amount of zero dollars or as contingent, unliquidated, or disputed and as to which a proof of Claim was not filed by the applicable Bar Date; or (iii) is not identified in the Schedules of Assets and Liabilities and as to which no proof of Claim has been filed or deemed filed by the applicable Bar Date.

 1.24.       Disclosure Statement means the Disclosure Statement that relates to this Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

 1.25.       Disclosure Statement Order means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

 1.26.       Disputed Claim means any Claim or any portion thereof which has not become Allowed and which is not a Disallowed Claim.  In the event that any part of a Claim is a Disputed Claim, such Claim in its entirety may be deemed to constitute a Disputed Claim for purposes of distribution under this Plan unless the Debtors or Liquidation Trustee, the objecting party and the holder thereof agree otherwise; provided, however, that nothing in this definition of “Disputed Claim” is intended to or does impair the rights of any holder of a Disputed Claim to pursue its rights under section 502(c) of the Bankruptcy Code.  Without limiting any of the foregoing, but subject to the provisions of this Plan, a Claim that is or becomes, prior to 30 days after the Effective Date, the subject of an application, motion, complaint, objection, or any other legal proceeding seeking to disallow, limit, subordinate, or estimate such Claim shall be deemed to constitute a Disputed Claim.

 1.27.       Distribution means the distribution in accordance with this Plan of Cash or other property, as the case may be, or the Cash or other property so distributed.

 1.28.       Distribution Address means the address set forth in the relevant proof of claim.  If no proof of claim is filed in respect to a particular Claim, such defined term means the address set forth in the relevant Debtor’s Schedules of Assets and Liabilities.

 1.29.       Distribution Date means (a) with respect to Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, the date that is the later of: (i) the Effective Date (or as soon thereafter as reasonably practicable); and (ii) the date (or as soon thereafter as reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan, (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Court, and (c) with respect to General Unsecured Claims (subject to the priority scheme set forth in the Plan), (i) initially, as soon as reasonably practicable after the later of (aa) the Effective Date and (bb) 10 days after the date on which the Court has entered the Estimation Order and such order is final and non-appealable, and (ii) subsequently, the first Business Day that is three full months after the immediately preceding Distribution Date for Class 3, or in the case of either (i) or (ii), such earlier or later date established by the Court or designated by the Liquidation Trustee in his/her reasonable discretion after consultation with the Committee.  With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to the sale of the relevant collateral.

 1.30.       Distribution Fund means the fund which shall be established on the Effective Date by the Liquidation Trustee to pay (in the event any payments are to be made to holders of such Claims) Class 3 General Unsecured Claims pursuant to the provisions of the Plan.

 1.31.       Distribution Record Date means, initially, the Confirmation Date, and with respect to each Distribution Date after the first Distribution Date, a prior Business Day chosen by the Liquidation Trustee after consultation with the Committee.

 1.32.       Effective Date means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date each of the conditions set forth in Section 11.1 hereof has been satisfied or waived as set forth in Section 11.2 hereof, or such later date as may reasonably be determined by the Plan Proponents and noted in a Notice of Effective Date filed with the Bankruptcy Court; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be determined by the Plan Proponents) after the later of: (i) the date such stay is vacated or any appeal, rehearing, remand or petition for certiorari is resolved in a manner that does not reverse or materially modify the Confirmation Order; and (ii) the date each condition set forth in Section 11.1 hereof has been satisfied or waived as set forth in Section 11.2 hereof.

 1.33.       Estate means the relevant estate created in each of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

 1.34.       Estimation Order means an order or orders of the Court estimating for voting and/or distribution purposes (under section 502(c) of the Bankruptcy Code) the aggregate (and if applicable, individual) face amount of Disputed Claims in each relevant Class.  Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

 1.35.       Fee Claim means a Claim for compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Chapter 11 Cases.

 1.36.       Fee Order means the Court’s Administrative Order Establishing Procedures For Interim Compensation and Reimbursement of Expenses of Professionals, entered January 7, 2005, as such Orders may be subsequently amended and superseded.

 1.37.       Final Order means an order or judgment of the Court, as entered on the docket of the Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired.

 1.38.       General Unsecured Claim means any Claim that is not: (a) an Administrative, Priority Non-Tax, or Priority Tax Claim; (b) a Secured Claim; (c) a Fee Claim; or (d) a Claim included within any other Class of Claims or Interests.

 1.39.       Intercompany Claim means a Claim of any Debtor against another Debtor.

 1.40.       Interest means an equity security, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor, including, but not limited to, the shares of stock of the Debtors.

 1.41.       Intellectual Property means all the following: the Debtors’ (i) trademarks, trade dress, trade names, brand names, logos, service marks, internet domain names, corporate names, and all goodwill associated with the foregoing; (ii) copyrights, whether registered or unregistered; (iii) patent rights, whether registered, pending or otherwise, and (d) all applications, registrations and renewals in connection therewith.

 1.42.       Litigation Causes of Action means any claim, right or cause of action of a Debtor including, but not limited to, a claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code which may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise, including (a) a claim, right or cause of action accruing under section 547 of the Bankruptcy Code, or under section 550 of the Bankruptcy Code to recover a transfer avoided under section 547 of the Bankruptcy Code, and which may be asserted by or on behalf of a Debtor, (b) any claims the Debtors may have against current or former officers, directors or insiders of the Debtors, other than claims released hereby; (c) any claims a Debtor may have against the Debtors’ secured creditors; (d) any fraudulent conveyance or fraudulent transfer claims the Debtors may have, pursuant to sections 544, 548 and/or 550 of the Bankruptcy Code or applicable non-bankruptcy law; and (e) all Non-Debtor Intercompany Claims.  As used in this Section 1.40, the term Debtor includes the Estate of any and all Debtors.

 1.43.       Liquidation Trust means the trust created pursuant to Section 7.2 herein.

 1.44.       Liquidation Trust Agreement means the Liquidation Trust Agreement to be dated as of the Effective Date establishing the terms and conditions of the Liquidation Trust in form and substance substantially identical in all material respects to the proposed Liquidation Trust Agreement that is annexed hereto as Exhibit “A”.

 1.45.       Liquidation Trustee means the trustee of the Liquidation Trust, as designated in Section 7.4 of this Plan and the Liquidation Trust Agreement.

 1.46.       Net Proceeds means the Cash consideration received from the sale or transfer of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in this Plan (including, without limitation, any recoveries from the Litigation Causes of Action), whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, transfer, collection or conversion, including costs of curing defaults under executory contracts or unexpired leases that are assigned, paying personal property or other taxes accruing in connection with such sale, transfer or conversion of such property, brokerage fees and commissions, collection costs, reasonable attorneys’ fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, transfer or collection.

 1.47.       Non-Debtor Intercompany Claims means all of the Debtors’ claims against interests in, and/or rights to payment from their non-debtor affiliates, and subsidiaries (and each of their successors), including, without limitation, The Bombay Furniture Company of Canada Inc.- La Compagnie de Mobilier Bombay du Canada Inc.

 1.48.       Person means any individual, corporation, partnership, association, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Committee, Interest holders, holders of Claims, current or former employees of any Debtor, or any other entity.

 1.49.       Petition Date means September 20, 2007.

 1.50.       Plan means this First Amended Consolidated Joint Plan of Liquidation, dated as of the date set forth on the first page hereof, for each of the Debtors, together with any amendments or modifications hereto as may be filed hereafter in accordance with the terms of the Plan, the Bankruptcy Code and other applicable law.

 1.51.       Plan Proponents means the Debtors and the Committee.

 1.52.       Priority Non-Tax Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; or (c) a Fee Claim.

 1.53.       Priority Tax Claim means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

 1.54.       Ratable, Ratably or Ratable Share means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of: (a) Allowed Claims plus (b) Disputed Claims (in their aggregate amount) in such Class as of any date of determination.  For purposes of calculating the Ratable Share with respect to General Unsecured Claims, Class 3 shall be treated as one Class.

 1.55.       Released Party means the Debtors, the Liquidation Trustee, the Committee and each of their former and current members thereof (in their capacity as such, and specifically excluding any member of the Committee as a vendor of, or in similar relationship to, the Debtors) and any current or former agent, representative, employee benefit plan fiduciary, employee benefit plan administrator, officer, director, employee, attorney, accountant, financial advisor or other professional of the Debtors, the Liquidating Trustee, or the Committee and members thereof, but only if that such party listed in this paragraph served in such capacity after the Petition Date.

 1.56.       Schedules of Assets and Liabilities means Debtors’ schedules of assets and liabilities filed with the Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code, as the same may be amended thereafter.

 1.57.       Secured Claim means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder’s interest in such property as of the relevant determination date.  The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.  Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

 1.58.       Subordinated Claims means any Claim against any of the Debtors whether secured or unsecured, for any fine, penalty, forfeiture, attorneys’ fees (to the extent that such attorneys’ fees are unreasonable, punitive in nature or not compensable under the Bankruptcy Code or case law in the Fifth Circuit), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against any of the Debtors of the type described in Section 510(b) of the Bankruptcy Code relating to equity interests (including all Interests).

 1.59.       Unclaimed Property means any Cash or other distributable property unclaimed after 90 days following a Distribution Date as provided in section 8.5 of this Plan and any property that becomes “Unclaimed Property” pursuant to section 5.8 of the Plan.  Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors or the Liquidation Trustee to locate such address which were reasonable under the circumstances.

 1.60.       United States Trustee means the Office of the United States Trustee for the Northern District of Texas.

 1.61.       Wind-down Budget means a budget to be prepared jointly by the Debtors and the Committee, estimating the funds necessary to administer the Plan and wind up the Debtors’ affairs, including, but not limited to, the costs of holding and liquidating Estate property, objecting to Claims, making the Distributions required by the Plan, prosecuting Litigation Causes of Action in accordance with the Plan, paying taxes, filing tax returns, paying professionals’ fees, providing for the purchase of errors and omissions insurance, bonds and/or other forms of indemnification for the Liquidation Trustee, and other necessary and usual business expenses.

 1.62.       Wind-down Reserve means the reserve to be established on the Effective Date by the Liquidation Trustee, in consultation with the Committee in accordance with the terms of the Wind-down Budget to fund the winding up of the affairs of the Debtors and administering the Plan and Liquidation Trust.  After the Effective Date, the Wind-down Reserve shall be supplemented to the extent considered necessary or desirable by the Liquidation Trustee (in consultation with the Committee) with proceeds of any collection, sale, liquidation, or other disposition of any non-Cash property of the Debtors or the Liquidation Trust existing on or created after the Effective Date, including, without limitation, Litigation Causes of Action.

ARTICLE II - JOINTLY ADMINISTERED PLAN

The Plan constitutes a separate plan of liquidation for each Debtor, and each Class of Claims and Interests constitutes a separate Class for each Debtor.

ARTICLE III - TREATMENT OF ADMINISTRATIVE CLAIMS, FEE CLAIMS AND PRIORITY TAX CLAIMS

Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article IV in accordance with section 1123(a)(1) of the Bankruptcy Code.

 3.1.                    Administrative Claims

Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall be paid 100% of the unpaid Allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the Distribution Date.  Notwithstanding the immediately preceding sentence: (i) any Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving trade, service or vendor Claims, subject to compliance with any applicable bar date, shall be paid by the Debtors or Liquidation Trustee in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; and (ii) Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.  Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by such holder and the Debtors or Liquidation Trustee, as applicable.

 3.2.                    Bar Date for Administrative Claims

Proofs of claim or applications for payment of Administrative Claims (other than Fee Claims) arising before the Effective Date must be filed with the Court, with copies to the parties listed in Section 13.13, within 30 days after the Effective Date.  Any Person that fails to file such a proof of claim or application with the Court within that time shall be forever barred from asserting such an Administrative Claim against any of the Debtors, the Estates, or their property, or commencing or continuing any action, employment of process, or act to collect, offset, or recover any such Administrative Claim.

 3.3.                    Fee Claims

Each holder of an Allowed Fee Claim for services rendered through the Effective Date shall receive 100% of the unpaid Allowed amount of such Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

 3.4.                    Bar Date for Fee Claims

All proofs or applications for payment of Fee Claims for services rendered through the Effective Date must be filed with the Court within 45 days after the Effective Date.  Any Person or entity that fails to file such a proof of Fee Claim or application on or before such date shall be forever barred from asserting such a Fee Claim against any of the Debtors, the Estates, the Liquidation Trust or their property, and the holder thereof shall be permanently enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such a Fee Claim.

 3.5.                    Priority Tax Claims

Each holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Claim in Cash on or as soon as reasonably practicable after the Distribution Date.  Any claim or demand for penalty relating to any Priority Tax Claim shall be disallowed, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Released Parties, the Debtors’ directors and officers, the Debtors’ successor(s) or the Liquidation Trust, or their property.  Notwithstanding the foregoing, the holder of an Allowed Priority Tax Claim may receive such other less favorable treatment as may be agreed upon by the claimant and the Liquidation Trustee.

ARTICLE IV - CLASSIFICATION OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Fee Claims, and Priority Tax Claims, as described in Article III, have not been classified and thus are excluded from the Classes that follow.  The following table designates the Classes of Claims and specifies which of those Classes are (i) impaired or unimpaired by this Plan, and (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject this Plan.

 4.1.                      Classes

	Class	Status	Voting Rights
Class 1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 2	Secured Claims	Unimpaired	No (deemed to accept)
Class 3	General Unsecured Claims	Impaired	Yes
Class 4	Unsecured Bombay Gift Card Convenience Class	Impaired	Yes
Class 5	Subordinated Claims	Impaired	No (deemed to reject)
Class 6	Intercompany Claims	Impaired	No (deemed to reject)
Class 7	Interests	Impaired	No (deemed to reject)
 4.2.

 4.3.                    General Rules of Classification

 Generally, a Claim is classified in a particular Class for voting and distribution purposes only to the extent the Claim has not been paid, released or otherwise satisfied and qualifies within the description of that Class, and is classified in another Class or Classes to the extent any remainder of the Claim qualifies within the description of such other Class or Classes.  For voting and distribution purposes, a holder of more than one Claim in a Class shall be deemed to have a single Claim in such Class.

ARTICLE V - TREATMENT OF CLAIMS AND INTERESTS

 5.1.                    Priority Non-Tax Claims (Class 1)

 Each holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Claim in Cash on or as soon as reasonably practicable after the applicable Distribution Date.  Notwithstanding the foregoing, the holder of an Allowed Priority Non-Tax Claim may receive such other less favorable treatment as may be agreed upon by the claimant and the Liquidation Trustee.

 5.2.                    Secured Claims (Class 2)

 Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Secured Claim shall receive, at the Liquidation Trustee’s option and to the extent such Claim is secured by collateral in the possession of the Liquidation Trustee: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid allowed amount of such Claim (less the actual costs and expenses of disposing of such collateral); (b) the return of the relevant collateral; or (c) such alternative treatment as leaves unaltered the legal, equitable and contractual rights of the holder of such Allowed Secured Claim.  Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the Liquidation Trustee’s receipt of the proceeds of the sale of the relevant collateral).  To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (x) set off (and thus no longer due and payable) only to the extent of the allowed amount of the allowed, liquidated, non-disputed, non-contingent claim owing to the Debtors, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off.  If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the relevant Debtor that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to such Debtor, and the turnover of any property of such Debtor held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.  Notwithstanding the foregoing, the holder of an Allowed Secured Claim may receive such other less favorable treatment as may be agreed to by such holder and the Debtors or the Liquidation Trustee.  Any Allowed Claim based on any deficiency Claim by a holder of an Allowed Secured Claim shall become, and shall be treated for all purposes under this Plan as an Allowed General Unsecured Claim and shall be classified as a Class 3 Claim.

5.3.                     General Unsecured Claims (Class 3)

 Each holder of an Allowed Claim in Class 3 shall receive a beneficial interest in the Liquidation Trust as set forth in Section 7.8 hereof entitling them to receive on account of such Claims, on or as soon as reasonably practicable after the initial Distribution Date and on each periodic Distribution Date thereafter, their Ratable Share of any cash distribution from the Distribution Fund to holders of Allowed General Unsecured Claims.  Each holder of an Allowed Class 3 Claim shall receive such distributions in accordance with the provisions set forth in Section 7.12 of this Plan.  Notwithstanding the foregoing, the holder of an Allowed Class 3 Claim may receive such other less favorable treatment as may be agreed to by the claimant and the Liquidation Trustee.

 5.4.                    Bombay Gift Card Convenience Class (Class 4)

 Class 4 is impaired, each holder of an Allowed Claim in Class 4 shall receive cash equal to 25% of the allowed amount of their claim on the Effective Date or on or as soon as reasonably practicable after the applicable Distribution Date.  The payment shall be in full satisfaction of their Class 4 Claim and no such holder will be entitled to any future distributions from the Liquidation Trust.

 5.5.                    Subordinated Claims (Class 5)

 No property will be distributed to or retained by the holders of Allowed Claims in Class 5 on account of such Allowed Claims.  All holders of such Allowed Claims in Class 5 shall be permanently enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any such Claim as of the Effective Date.

5.6.                     Intercompany Claims (Class 6)

 In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated for the purpose of determining distributions from the Debtors’ Estates, and the holders of Class 6 Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 6 Claims.  Notwithstanding the foregoing, all Non-Debtor Intercompany Claims shall not be eliminated, and shall be transferred to the Liquidation Trust in accordance with the terms of this Plan.

 5.7.                    Interests (Class 7)

The holders of Interests in Class 7 will not receive any distributions on account of Interests.  The Plan Proponents will request that the Court make a finding that the Interests have no value for purposes of the “best interest” test under section 1129(a)(7) of the Bankruptcy Code.  On the Effective Date, all Interests in the Debtors shall be deemed canceled.  Holders of Interests in Class 7 shall be deemed to have rejected the Plan and shall not receive or retain any property or interest in property on account of their Class 7 Interests.

 5.8.                    Special Provisions for Post-Petition Gift Cards

Any person who purchased a Bombay Gift Card that was activated on and after September 20, 2007 and those who timely filed a proof of claim asserting that their Bombay Gift Card claim was entitled to secured, administrative or priority status (the “Post-Petition Gift Cards”) shall be entitled to a refund of any unused amount so purchased.  On the Effective Date, the Plan Trustee will create a segregated account equal to the outstanding balance on the Debtors’ Post-Petition Gift Cards schedule.  Promptly thereafter, the Plan Trustee will distribute to creditors holding claims for Post-Petition Gift Cards the amount reflected as the outstanding balance thereon by mailing the payment to the most recent available address.  The Trustee shall not be required to investigate or determine addresses for gift card claimants as to which he or she has no address.  Notwithstanding any otherwise applicable law, eighteen (18) months after the Effective Date, any funds remaining in the segregated account shall become “Unclaimed Funds” under this Plan and distributed accordingly.  In the Plan Trustee’s discretion, the account segregation may be accomplished by ledger segregation rather than creating a separate disbursement account.

ARTICLE VI - ACCEPTANCE OR REJECTION OF PLAN

 6.1.                    Voting of Claims

Each holder of an Allowed Claim in Class 3 (and only such holders) shall be entitled to vote to accept or reject this Plan.

 6.2.         Acceptance by a Class

Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the holders, of Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

 6.3.         Presumed Acceptance of Plan

Pursuant to section 1126(f) of the Bankruptcy Code, any Class that is unimpaired under a plan is conclusively presumed to accept a plan.  Accordingly, under this Plan, Classes 1 and 2 are unimpaired and conclusively presumed to accept the Plan.

 6.4.         Presumed Rejection of Plan

In accordance with section 1126(g) of the Bankruptcy Code, any Class that is to receive no distribution under a plan is conclusively presumed to reject a plan.  Accordingly, Classes 5, 6, and 7 are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

ARTICLE VII - IMPLEMENTATION OF THE PLAN

 In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means of execution and implementation of the Plan.

 7.1.                   Dissolution of Subsidiary Corporate Entities

On the Effective Date, the Liquidation Trustee shall, in accordance with all applicable law, be issued one share of common stock for The Bombay Company, Inc. and thereafter shall be the sole shareholder, officer and director of The Bombay Company, Inc., replacing the existing shareholders, officers and directors of The Bombay Company, Inc., and all other shares of any class of stock of each of the Debtors shall be deemed canceled as of the Effective Date.  Pursuant to the substantive consolidation provisions herein on the Effective Date, all assets and liabilities of the remaining debtors shall be merged into The Bombay Company, Inc. and the other Debtors shall be consolidated into (becoming assets and liabilities of) The Bombay Company, Inc. and the sub-ordinary debtor entities shall cease to exist.  Within the respective times determined by the Liquidation Trustee as necessary or appropriate under the circumstances (including with respect to the pursuit of causes of action in the name of the Estates), The Bombay Company, Inc. shall be dissolved without any further action by the former stockholders, officers, or directors of the Debtors.  The Liquidation Trustee may, in his or her discretion, file all necessary certificates of dissolution and take any other actions necessary or appropriate to reflect the dissolutions of each of the Debtors under the state law where the respective Debtors were incorporated.  All applicable regulatory or governmental agencies shall accept any certificates of dissolution or other papers filed by the Liquidation Trustee on behalf of the Debtors and shall take all steps necessary to allow and reflect the prompt dissolution of the Debtors as provided herein, without the payment of any fee, tax, or charge and without need for the filing of reports or certificates, except as the Liquidation Trustee may determine in his or her sole discretion.

7.2.                     Liquidation Trust

(a)        Creation of Liquidation Trust.  As of the Effective Date, the Liquidation Trust shall be created and established for the benefit of all creditors of the Estates holding Allowed Claims, into which trust all assets of the Debtors and Estates existing as of the Effective Date shall be transferred and become vested pursuant to and in accordance with the terms of this Plan.  The Liquidation Trust shall operate under the provisions of an agreement between the Debtors, the Committee and the Liquidation Trustee establishing the Liquidation Trust, a copy of which in substantially final form is annexed hereto as Exhibit “A”.

 After the Effective Date, the Debtors shall have no liability to holders of Claims or Interests other than as provided for in the Plan.  The Plan will be administered and actions will be taken in the name of the Debtors or Liquidation Trust, as appropriate, through the Liquidation Trustee, irrespective of whether any of the Debtors have been dissolved.

(b)        Transfers to the Liquidation Trust.  On the Effective Date, subject to Section 7.7, the Debtors and Estates shall and shall be deemed to have transferred and/or assigned any and all assets of the Debtors and the Estates as of the Effective Date, including, without limitation, (i) cash and accounts, including, without limitation, any and all moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Cases, (ii) Litigation Causes of Action, (iii) the Debtors’ ownership interest in Bombay Brands, LLC, the purchaser of the Debtors’ Intellectual Property and any and all rights, powers and duties associated therewith; (iv) all other property interests, rights, claims, defenses and causes of action with respect to any and all Non-Debtor Intercompany Claims; and (v) any and all other property interests, rights, claims, defenses and causes of action of the Debtors or Estates, to the beneficiaries of the Liquidation Trust followed by a deemed transfer by such beneficiaries to the Liquidation Trust, and such transferred assets shall be held by the Liquidation Trust free and clear of all Claims, Liens and contractually imposed restrictions, except for the rights to Distribution afforded to holders of Allowed Claims under the Plan.

(c)        Creation of Reserve Within Liquidation Trust.  As of the Effective Date, and upon receipt of the assets transferred pursuant to Section 7.2 hereof, the Liquidation Trustee, with the consent of the Committee, shall establish and use the transferred assets to fund the Wind-down Reserve in accordance with the terms hereof.

 7.3.                      Powers

(a)        Directors, Officers and Employees.  On the Effective Date, the authority, power and incumbency of the persons then acting as directors of the Debtors shall be terminated and such directors shall be deemed to have resigned.  The employment by the Debtors of each officer and all employees in the employment of the Debtors as of the Effective Date shall automatically on the Effective Date cease to be officers and employees of the Debtors.  To the extent the Liquidation Trust hires any prior employees of the Debtors, neither the Liquidation Trustee nor the Liquidation Trust shall be deemed a successor to the Debtors.

(b)        Succession by Liquidation Trustee.  Upon the Effective Date of this Plan, the Liquidation Trustee succeeds to such powers as would have been applicable to the Debtors’ officers, directors and shareholders, and the Debtors are deemed dissolved.  The Bankruptcy Court may issue one or more Orders noting the Effective Date as evidence of the subsidiary debtor’s dissolution and the termination of all of the Debtors’ employees.

 7.4.                    Liquidation Trustee

The Plan Proponents designated Elaine D. Crowley as the Liquidation Trustee.  The salient terms of the Liquidation Trustee’s employment, including the Liquidation Trustee’s duties and compensation (which compensation shall be negotiated by the Liquidation Trustee and the Plan Proponents), to the extent not set forth in the Plan, shall be set forth in the Liquidation Trust Agreement.  In general, the Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.  The Liquidation Trustee shall have fiduciary duties to beneficiaries of the Liquidation Trust in the same manner that members of an official committee of creditors appointed pursuant to section 1102 of the Bankruptcy Code have fiduciary duties to the creditor constituents represented by such a committee.  The Liquidation Trust Agreement shall specify the terms and conditions of the Liquidation Trustee’s compensation, responsibilities and powers.  The duties and powers of the Liquidation Trustee, shall generally include, without limitation, the following:1

(a)        To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;

(b)        To maintain escrows and other accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Liquidation Trustee, even in the event of the dissolution of the Debtors;

(c)        Subject to the applicable provisions of the Plan, to collect and liquidate all assets of the Estates pursuant to the Plan and to administer the winding-up of the affairs of the Debtors;

(d)        To object to any Claims (Disputed or otherwise), including, without limitation, as discussed in Section 8.1 hereof, and to defend, compromise and/or settle any Claims prior to objection without the necessity of approval of the Court, and/or to seek Court approval for any Claims settlements, to the extent thought appropriate by the Litigation Trustee or to the extent such approval is required by prior order of the Court;

  1  In case of a conflict between the Liquidation Trust and Plan, the Liquidation Trust shall control.

(e)        To make decisions in consultation with the Committee, without further Court approval, regarding the retention or engagement of professionals, employees and consultants by the Liquidation Trust and to pay, from the Wind-down Reserve, the charges incurred by the Liquidation Trust on or after the Effective Date for services of professionals, disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan, without application to the Court;

(f)         To cause, on behalf of the Liquidation Trust, the Debtors and the Estates, all necessary tax returns and all other appropriate or necessary documents related to municipal, State, Federal or other tax law to be prepared or filed timely;

(g)        To make all Distributions to holders of Allowed Claims provided for or contemplated by the Plan;

(h)        To invest Cash in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Court and as deemed appropriate by the Liquidation Trustee;

(i)         To collect any accounts receivable or other claims and assets of the Debtors or the Estates not otherwise disposed of pursuant to the Plan, including all Non-Debtor Intercompany Claims;

(j)         To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the obligations of the Debtors or the Liquidation Trustee thereunder;

(k)       To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization approved by the Committee, any assets that the Liquidation Trustee concludes are of no benefit to creditors of the Estates or, at the conclusion of the Chapter 11 Cases, are determined to be too impractical to distribute;

(l)        To investigate, prosecute and/or settle Litigation Causes of Action, participate in or initiate any proceeding before the Court or any other court of appropriate jurisdiction, participate as a party or otherwise in any administrative, arbitrative or other non-judicial proceeding, litigate or settle such Litigation Causes of Action on behalf of the Liquidation Trust and pursue to settlement or judgment such actions;

(m)       To utilize trust assets to purchase or create and carry all appropriate insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee, and if appropriate, the Committee;

(n)        To implement and/or enforce all provisions of the Plan;

(o)        To maintain appropriate books and records (including financial books and records);

(p)        To collect and liquidate all assets of the Estates pursuant to the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, closing the Chapter 11 Cases;

(q)        To pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a final decree is entered closing these Cases or the Cases are converted or dismissed, or the Court orders otherwise;

(r)        To provide the Committee, within 20 days after the end of each month, with a monthly report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estates or the Debtors during the prior month, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all Disputed Claims resolved by the Liquidation Trustee during such period and all remaining Disputed Claims; (iii) all known material non-Cash assets of the Debtors remaining to be disposed of; (iv) the status of Litigation Causes of Action and other causes of action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months; and

(s)        To do all other acts or things consistent with the provisions of the Plan that the Liquidation Trustee deems reasonably necessary or desirable with respect to implementing the Plan.

(t)        To carry out all member duties and obligations in connection with the operating agreement of Bombay Brands, LLC. Until the Liquidation Trust’s interest in Bombay Brands, LLC has been liquidated.

 7.5.                    Investments

Prior to the Effective Date, the Liquidation Trustee shall obtain a bond reasonably satisfactory to the Committee.  All Cash held by the Liquidation Trustee shall be invested as deemed appropriate by the Liquidation Trustee after consultation with the Committee, and need not be invested in accordance with section 345 of the Bankruptcy Code.

 7.6.                    Resignation, Death or Removal of Liquidation Trustee

The Liquidation Trustee may resign at any time upon 30 days’ written notice, in accordance with Section 13.13 of the Plan, to the Committee provided that a successor Liquidation Trustee is appointed within the 30-day period.  The Committee, in the exercise of its sole discretion, may remove or replace the Liquidation Trustee upon notice to parties in interest pursuant to Section 13.13 of the Plan and in accordance with the Liquidation Trust Agreement.  No successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors.  Every successor Liquidation Trustee shall execute, acknowledge and file with the Court and deliver to counsel for the Committee an instrument in writing accepting such appointment hereunder and a bond reasonably satisfactory to the Committee, and thereupon such successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

 7.7.                    Tax Treatment of Liquidation Trust

The Plan Proponents intend that the Liquidation Trust will be treated as a “liquidating trust” within the meaning of Section 301.7701-4(d) of the Treasury Regulations.  The transfer of the Debtors’ and the Estates’ remaining assets to the Liquidation Trust shall be treated as a transfer to the beneficiaries of the Liquidation Trust for all purposes of the Internal Revenue Code (e.g., sections 61(a)(12), 483, 1001, 1012 and 1274) followed by a deemed transfer by such beneficiaries to the Liquidation Trust.  The Liquidation Trust shall be considered a “grantor” trust, and the beneficiaries of the Liquidation Trust shall be treated as the grantors and deemed owners of the Liquidation Trust.  To the extent valuation of the transferred property to the Liquidation Trust is required under applicable law, the Liquidation Trustee shall value the transferred property and notify in writing the beneficiaries of the Liquidation Trust of such valuations.  The assets transferred to the Liquidation Trust shall be valued consistently by the Liquidation Trustee and the Trust beneficiaries, and these valuations will be used for all federal income tax purposes.

 7.8.                    Liquidation Trust Interests

The beneficial interests in the Liquidation Trust shall not be represented by certificates and shall be transferable subject, as applicable, to Bankruptcy Rule 3001(e) and any other provision of law.

 7.9.                    Funding of the Plan

(a)        Source of Distributions.  The Cash Distributions to be made pursuant to the Plan will be made and the Cash necessary to fund the Liquidation Trust and the Wind-down Reserve will be derived from (i) cash proceeds received by the Debtors from the liquidation of their assets as of the Effective Date and other funds then available, and (ii) any payments to be received by the Debtors from the further liquidation of assets and the prosecution and enforcement of causes of action of the Debtors, and other funds available after the Effective Date.

(b)        Reserves.  To the extent not otherwise provided for herein or ordered by the Court, the Liquidation Trustee, with the consent of the Committee, shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for accrued expenses and for the payment of prospective expenses and liabilities of the Estates and the Liquidation Trust after the Effective Date.  Without limitation, these reserves shall include funds for the Wind-down Reserve, Fee Claims, Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, and Disputed Claims.

(c)        No Physical Segregation of Funds.  Notwithstanding any contrary provision contained herein, the Liquidation Trustee shall not be obligated to physically segregate and maintain separate accounts for reserves or for the Distribution Fund.  Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidation Trustee to determine Available Cash, reserves and amounts to be paid to parties in interest.

 7.10.                  Litigation Causes of Action

All Litigation Causes of Action shall be transferred into the Liquidation Trust.  Litigation Causes of Action may be prosecuted, settled or abandoned with or without Court approval by the Liquidation Trustee with the consent of the Committee after the Effective Date.  Notwithstanding anything to the contrary herein, no Distribution shall be made to the holder of any Claim, including by way of setoff or recoupment by such claimant, if the Debtors, the Committee or the Liquidation Trustee has taken action to recover, or given notice to the applicable party of intent to take such action, on a Litigation Cause of Action against the holder of such Claim (or the direct or indirect transferor to, or transferee of, such holder), until such Litigation Cause of Action is resolved by Final Order or otherwise in accordance with this section.  The Liquidation Trustee will be substituted as the party in interest instead of the Debtors or Committee for all Litigation Causes of Action pending on the Effective Date.

 7.11.                  Wind-down Reserve

On the Effective Date, or as soon thereafter as reasonably practicable, the Liquidation Trustee shall create the Wind-down Reserve and shall transfer an appropriate amount into such reserve from the assets transferred by the Debtors to the Liquidation Trust.  The Liquidation Trustee shall pay Plan administration costs and costs of holding and liquidating any non-Cash property, including but not limited to taxes and professional fees, from the Wind-down Reserve.  To the extent that the Liquidation Trustee, in consultation with the Committee, determines that funds allocated to the Wind-down Reserve are insufficient for such purposes, the Net Proceeds of the continuing liquidation of the Debtors’ assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Wind-down Reserve.  After all costs associated with the Wind-down Reserve have been paid, and/or upon the reasonable determination of the Liquidation Trustee, in consultation with the Committee, that the funds in the Wind-down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Wind-down Reserve shall be designated Available Cash.

 7.12.                  Distribution Fund

(a)        Funding of Distribution Fund.  After all payments have been made or properly reserved for holders of Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Bombay Gift Card Convenience Class Claims and Secured Claims, and all costs associated with the Wind-down Reserve have been paid, and/or upon the reasonable determination of the Liquidation Trustee that the funds in the Wind-down Reserve and any other reserves established by the Liquidation Trustee exceed the amounts necessary for such reserves, the remaining Available Cash shall be allocated to the Distribution Fund.

(b)        Allocation of Available Cash.  Distribution of Cash, if any, to holders of Class 3 General Unsecured Claims shall be made solely from the Distribution Fund.

 7.13.                  Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Liquidation Trustee including any deeds, bills of sale or assignments executed in connection with or in contemplation of the Plan including, but not limited to, assignments of leases and designation rights or at any time after the Confirmation Date, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

 7.14.                  Employee Programs

To the extent not earlier terminated in accordance with their terms, all employee programs, including but not limited to any retirement plans or agreements and health benefits and disability plans are deemed terminated in accordance with their terms with no further action required by the Debtors or the Liquidation Trustee, and to the extent any of such employee programs constitute distinct executory contracts with individual employees or otherwise, such contracts are deemed rejected and terminated in accordance with Section 9.1 hereof.  The Liquidation Trustee is authorized to take any actions and make payment of the actual amount, if any, required to be contributed to or on account of an employee program to permit the termination of such programs and discharge all benefit liabilities to participants and beneficiaries of such programs, including, without limitation, continuation of the termination of the Debtors’ 401(k) plan.  Employee Programs approved by the Court will not terminate on the Effective Date.  The Debtors do not maintain any programs for retirees.

 7.15.                  Non-Cash Property

All non-Cash assets or property of the Estates (other than collateral returned to the holder of a Secured Claim) not previously disposed of may be transferred, sold or otherwise liquidated or, if appropriate in the judgment of the Liquidation Trustee, abandoned in any commercially reasonable manner, including to a charitable organization or organizations approved by the Committee in respect of assets of inconsequential value, without further order of the Court.  Notice of such sale, transfer or abandonment shall be provided to the Committee and to the holders, if any, of Secured Claims holding liens on such assets or property.  Subject to the provisions hereof with regard to Distributions to any holders of Secured Claims, in the case of collateral, the Net Proceeds of such sales shall be deposited in the Liquidation Trust.  Except in the case of gross negligence or willful misconduct, no party in interest shall have a cause of action against the Debtors, their directors, officers, employees, consultants or professionals, the Liquidation Trustee, the Liquidation Trust, its employees, consultants or professionals, or the Committee, its former and current members, consultants or professionals, arising from or related to: (a) the disposition of non-Cash assets or property in accordance with this Section; or (b) the investment of amounts by the Liquidation Trustee.

Notwithstanding anything to the contrary in the Plan, to the extent any sale of non-Cash assets or property requires the Liquidation Trustee to escrow or otherwise retain any consideration received in the sale (for example, pending post-closing adjustments), such escrowed or retained funds will not be deposited in the Wind-down Reserve or Distribution Fund or distributed to holders of Claims as set forth in the Plan until the Liquidation Trustee or the Debtors are contractually allowed to distribute such funds, or the Court otherwise authorizes such distribution.

 7.16.                 Withdrawal of the Plan

The Plan Proponents reserve the right to revoke and withdraw or to modify the Plan in accordance with Section 13.1 hereof at any time up to the Effective Date.  If the Plan Proponents revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or their respective Estates or to prejudice in any manner the rights of the Debtors or any Person in any further proceeding involving the Debtors and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

 7.17.                 Cramdown

With respect to Classes 5, 6, and 7, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  If any other Impaired Class(es) vote(s) to reject the Plan, the Debtors will seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to such Class(es) as well.

 7.18.                  Release of Debtor Guaranty

Any Guaranty issued by any Debtor shall be terminated and shall be released as of the Effective Date.

 7.19.                  Preservation of Insurance Policies

Nothing in the Plan, including any releases, diminishes or impairs the enforceability of any insurance policies that may cover any claim against the Debtors or any other Person.

 7.20.                  Retention of Actions and Defenses

(a)      All claims, rights, defenses, offsets, recoupments, causes of action, actions in equity or otherwise, whether arising under the Bankruptcy Code or federal, state or common law, which constitute property of the Estates within the meaning of section 541 of the Bankruptcy Code, as well as all claims, rights, defenses, offsets, recoupments and causes of action arising under chapter 5 of the Bankruptcy Code (including, without limitation, the Litigation Causes of Action and the Non-Debtor Intercompany Claims) with respect to the Debtors or their Estates, shall be and hereby are preserved for the benefit of the beneficiaries of the Liquidation Trust, and shall be and hereby are deemed to be part of the assets transferred and assigned to the Liquidation Trust as of the Effective Date.  Prosecution and settlement of such claims, rights, defenses, and causes of action shall be the responsibility of the Liquidation Trustee, with the consent of the Committee, pursuant to the provisions of the Liquidation Trust Agreement, and the Liquidation Trustee shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with the Committee’s sole judgment of what is in the best interests, and for the benefit of, the beneficiaries of the Liquidation Trust; provided, however, that nothing in this Plan is intended to or does confer upon the Liquidation Trustee standing to pursue claims or causes of action that do not constitute property of the Estates.

(b)       Nothing in this Plan or the Confirmation order shall limit, impair or otherwise restrict the rights of the Liquidation Trustee, with the consent of the Committee, to bring any claim or cause of action against any Person (not otherwise released pursuant to this Plan) for any reason whatsoever, including, without limitation, the failure of this Plan to identify and/or describe such potential claim(s) or causes of action(s) with specificity.  In addition to the general reservation of rights, the Liquidation Trustee or the Committee reserve the right to modify the Plan at any time prior to or after substantial consummation of the Plan to include such specificity, if necessary, or otherwise desirable, without the necessity of complying with section 1127(b) of the Bankruptcy Code.

ARTICLE VIII - DISTRIBUTIONS

 8.1.                    Objections to and Estimation of Claims

The Liquidation Trustee, in consultation with the Committee, will attempt to resolve consensually any disputes regarding the amount of any Claim.  The Liquidation Trustee, with the consent of the Committee, shall have the exclusive right to object to the allowance of any Claim, and either entity may file with the Court any other appropriate motion or adversary proceeding with respect thereto.  All such objections may be litigated to Final Order; provided, however, that the Liquidation Trustee may, with the Committee’s approval (and without the further approval of the Court) compromise, settle, withdraw, or resolve by any other method approved by the Court (including, without limitation, methods previously approved by the Court during the Chapter 11 Cases), any objections to any Claim.  All objections to Claims shall be filed within 180 days after the Effective Date.  This deadline to object to Claims can be extended up to an additional 90 days, by the Liquidation Trustee or Committee filing a notice with the Court.

In addition, the Liquidation Trustee may, at any time, with the Committee’s consent, request that the Court estimate, pursuant to section 502(c) of the Bankruptcy Code, any Claim that is contingent or unliquidated, regardless of whether a Debtor has previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Court estimates any contingent or unliquidated Claim, the amount of such estimation will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidation Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Administrative, Priority Non-Tax, Priority Tax, or Secured Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

8.2.                    Claims Filed After Objection Deadline

In addition to objections with respect to late filed Claims, unless the Court otherwise directs, any newly filed Claim filed later than 180 days after the Effective Date shall, be disallowed in full and expunged without further order of the Court.  Filed or scheduled claims may be amended or reconsidered only as provided in the Bankruptcy Code and Bankruptcy Rules.

 8.3.                    No Recourse to Liquidation Trustee

Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim holder shall have recourse to the Debtors, the Liquidation Trust, the Liquidation Trustee, the Committee and its members, or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.  THUS, THE COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

 8.4.                    Transmittal of Distributions and Notices

(a)        Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by first class mail, postage prepaid, in an envelope addressed to that Person or authorized agent at the address indicated on the latest notice of appearance or the latest proof of claim or other paper filed by that Person or his authorized agent.  Absent any of the foregoing, the address set forth in the relevant Schedule of Assets and Liabilities for that Person may be used.  Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

 8.5.                    Unclaimed Property

Notwithstanding any otherwise applicable law, if any Distribution remains unclaimed for a period of 90 days after the relevant Distribution Date to the holder of an Allowed Claim entitled thereto, the Distribution shall constitute Unclaimed Property and the holder shall no longer be entitled to that Distribution or any later Distributions.  All right, title and interest in and to Unclaimed Property shall immediately vest in the Liquidation Trust, and such property shall be retained by the Liquidation Trust for distribution pursuant to the terms of the Plan, subject, however, to the Liquidation Trustee’s sole discretion to distribute Unclaimed Property to holders entitled thereto if such holders are subsequently located.

 8.6.                    Withholding Taxes and Expenses of Distribution

Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder.  All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes, and the Liquidation Trustee shall be authorized to withhold Distribution on such Claims until the requisite information is received.  If such information is not received within 180 days after the relevant Distribution Date, the provisions of the immediately preceding Section 8.5 shall apply.  In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions and of any allocable fees or other charges relating thereto.

 8.7.                    Disputed Payment

If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidation Trustee may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties to such dispute.

 8.8.                    Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be closed, and the Debtors or their agents shall not be required to make any further changes in the record holders of any of the Claims or Interests.  The Debtors or Liquidation Trustee shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date.  The Liquidation Trustee and Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

 8.9.                    Setoffs

Except as otherwise provided in the Plan, the Confirmation Order or in agreements previously approved by Final Order of the Court, the Debtors or the Liquidation Trustee may, pursuant to applicable law, set off against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made and before any Distribution is made on account of such Claim), any and all of the claims, rights and causes of action of any nature that the Debtors, the Estates or the Liquidation Trust may hold against the holder of such Claim.  Any and all rights of setoff of the Debtors shall be transferred and assigned to the Liquidation Trust and be enforceable by the Liquidation Trustee in the same manner and to the same extent that the Debtors could have exercised such rights of setoff.

Neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or the Liquidation Trust, nor any provision of this Plan shall constitute a waiver or release by the Debtors or the Liquidation Trust of any such claims, rights and causes of action that the Debtors or the Liquidation Trustee may possess against such holder.  To the extent the Debtors or the Liquidation Trustee fail to setoff against a creditor and seek to collect a claim from such creditor after a Distribution to such creditor pursuant to the Plan, the Debtors or the Liquidation Trustee, if successful in asserting such claim, shall be entitled to full recovery against such creditor.  The Liquidation Trustee may seek periodic Court approval for any such setoff or setoffs.

8.10.                   Miscellaneous Distribution Provisions

(a)        Method of Cash Distributions.  Any Cash payment to be made by the Liquidation Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidation Trustee, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

(b)        Distributions on Non-Business Days.  Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

(c)        No Distribution in Excess of Allowed Amount of Claim.  Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim.  Except as otherwise expressly provided herein, no Claim shall be allowed nor Distribution made to the extent that it is for postpetition interest.

(d)        Minimum Distributions.  If a Distribution to be made to a given holder of an Allowed Claim on or after the Effective Date or any subsequent Distribution Date would be $25.00 or less in the aggregate (except with respect to holders of Bombay Gift Card Claims as to which the amount shall be $10.00), notwithstanding any contrary provision of this Plan, no such distribution will be made to such holder unless (except with respect to the final Distribution Date) a request therefor is made in writing to the Liquidation Trustee no later than 30 days after the Distribution Date.  Any unclaimed Distributions shall be retained by the Liquidation Trust for distribution pursuant to the terms of the Plan.

(e)        Disposition of Excess Funds.  If, after 180 days following the final Distribution Date, any Unclaimed Property remains in the Distribution Fund, or Cash of inconsequential value to the Estates remains in the possession or under the control of the Liquidation Trustee, and the Liquidation Trustee has satisfied and discharged all the expenses intended to be paid on behalf of the Estates from the Wind-down Fund or otherwise, the Liquidation Trustee shall, with the approval of the Committee, apply remaining Cash or Unclaimed Property either for further Distribution, or for contribution to a designated charitable organization or organizations.

ARTICLE IX - EXECUTORY CONTRACTS AND UNEXPIRED LEASES

 9.1.                    Assumption or Rejection of Executory Contracts and Unexpired Leases

On the Confirmation Date, all prepetition executory contracts and unexpired leases of the Estates that have not been assumed before such date shall be rejected by the Debtors under sections 365 and 1123 of the Bankruptcy Code, except any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order.  Notwithstanding anything in this Plan to the Contrary, no executory contract or unexpired lease shall be deemed assumed or rejected pursuant to the terms of this Article IX if the Effective Date fails to occur for any reason.

 9.2.                    Post-Petition Executory Contracts or Unexpired Leases

Any postpetition executory contract or unexpired lease to which the Debtors are a party shall on the Effective Date automatically be assigned by the Debtors to, and assumed by, the Liquidation Trust.

ARTICLE X - EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

 10.1.                  Surrender of Securities and Cancellation of Existing Securities and/or Related Agreements

(a)        Surrender of Securities.  Each holder of any Claim against or Interest in the Debtors shall, to the extent not already in the Debtors’ possession, surrender to the Liquidation Trustee any original note, instrument, certificate, certificated security or other item evidencing such Claim, and provide copies of any supporting agreement or other document.  No Distribution hereunder shall be made to or on behalf of any holder of a Claim unless and until such holder surrenders such items to the Liquidation Trustee, or demonstrates the non-availability of such items to the satisfaction of the Liquidation Trustee, including requiring such holder to post a lost instrument or other indemnity bond, among other things, to hold the Debtors and the Liquidation Trustee harmless in respect of such instrument or other item described above and any Distributions made in respect thereof.  Any such holder that fails to surrender such items described above or satisfactorily explain their non-availability to the Liquidation Trustee within 180 days of the initial Distribution Date, or such later date as the Liquidation Trustee may designate, shall be deemed to have no further Claim against the Debtors, the Liquidation Trust or their property in respect of such Claim and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such holder shall be treated as Unclaimed Property.  Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to surrender such items until the time such Claim is allowed or disallowed.

(b)        Cancellation of Existing Securities and/or Related Agreements.  Except for purposes of evidencing a right to distributions under this Plan or otherwise provided hereunder, on the Effective Date, all agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim against or Interest in the applicable Debtor and (ii) any options or warrants to purchase Interests, obligating the applicable Debtor to issue, transfer or sell Interests or any other capital stock of the applicable Debtor, shall be canceled and terminated and of no further force or effect.

 10.2.                  Releases, Exculpation and Related Injunction

(a)        Satisfaction of Claims and Interests in any Debtor.  The treatment to be provided for respective Allowed Claims against or Interests in the Debtors pursuant to the Plan and the obligations of the Liquidation Trust to holders of Claims and Interests shall be in full satisfaction, settlement and release of such holders’ rights to receive distributions from the Liquidation Trust.  Except as otherwise expressly provided for herein, any claims of the Debtors or the Estates against holders of any Allowed Claims or Interests shall not be compromised.

(b)        Release and Waiver of Claims.  As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Persons who directly or indirectly, have held, hold or may hold Claims against, or Interests in, any of the Debtors shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with the Debtors and with each of the Released Parties to waive, release and not to (i) sue, or otherwise seek any recovery from the Debtors or any Released Party, whether for tort, contract, or otherwise, based upon any act or occurrence or failure to act from the Petition Date through the Effective Date arising out of the business or affairs of the Debtors, or (ii) assert any Claim, obligation, right, cause of action and liability which any such holder of a Claim against the Debtors or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place from the Petition Date through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan to the fullest extent permissible under applicable law, as such may be extended or interpreted subsequent to the Effective Date; provided, however, that Section 10.2(b) shall not apply to acts constituting willful or criminal conduct or gross negligence.  Notwithstanding anything in the Plan to the contrary, the Liquidating Trustee shall have the right to investigate, pursue and prosecute all causes of action against Released Parties on behalf of creditors with respect to any Claim, obligation, right, cause of action and liability which the Liquidation Trustee may be entitled to assert, based in whole or in part upon any act or omission, transaction, or occurrence that took place prior to the Petition Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan to the fullest extent permissible under applicable law.

(c)        Release of Liens and Perfection of Liens.  Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (i) each holder of: (1) a Secured Claim or (2) a judgment, personal property or ad valorem tax, mechanics’ or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been Filed: (y) turn over and release to the Estates or the Liquidation Trustee, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or Liquidation Trustee, be deemed released; and (z) execute such documents and instruments as the Liquidation Trustee requires to evidence such Claim holder’s release of such property or lien, and if such holder refuses to execute appropriate documents or instruments the Liquidation Trustee may, in his/her discretion, file a copy of the Confirmation Order which shall serve to release any Claim holder’s rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert to the Debtors or the Estates or be transferred to the Liquidation Trust, free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

Without limiting the automatic release provisions of the immediately preceding paragraph: (i) no distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors, the Estates or the Liquidation Trust (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no Claim against the Debtors or the Estates or their assets or property in respect of such Claim and shall not participate in any distribution hereunder.

(d)        Injunction.  All Persons who have held, hold or may hold Claims against, or Interests, in any of the Debtors shall, with respect to any such Claims or Interests, be permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Liquidation Trust, the Liquidation Trustee, any Released Party or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates, the Liquidation Trust, the Liquidation Trustee, any Released Party or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Liquidation Trust, the Liquidation Trustee or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Liquidation Trust, any Released Party, the Liquidation Trustee or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

(e)        Indemnification.  Notwithstanding anything to the contrary in this Plan, the obligations to indemnify the Persons who served during these Cases as the Debtors’ respective officers, directors and employees existing under applicable nonbankruptcy law (whether arising under contract, bylaw or certificate of incorporation) with respect to all present and future actions, suits, and proceedings against any of such indemnified Persons, based upon any act or omission related to service with, for, or on behalf of the Debtors at any time during the period from the Petition Date through the Effective Date (including acting as employee benefit plan fiduciaries or employee benefit administrative trustees) shall be preserved in all cases net of applicable insurance proceeds; provided, however, there shall be no right of indemnification in respect of acts constituting criminal conduct, willful misconduct, gross negligence or as it relates to claims asserted by the Committee or the Liquidating trustee.  Unless otherwise ordered by the Court (which order may be entered at any time) no entity shall be required to reserve for any such obligations and such obligations shall be terminated and discharged upon the closing of these Cases.  Moreover, nothing contained herein shall elevate the priority of any indemnification claim from a General Unsecured Claim to an Administrative Claim.

(f)         Exculpation.  Each of the Released Parties and any property of or professionals retained by such parties, or direct or indirect predecessor in interest to any of the foregoing Persons, will not have or incur any liability to any Person for any act taken or omission occurring on or after the Petition Date in connection with or related to the Debtors or the Liquidation Trust, including but not limited to (i) the commencement and administration of the Chapter 11 Cases, (ii) the operation of the Debtors during the pendency of the Chapter 11 Cases, (iii) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof); (iv) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan; or (v) any Distributions made pursuant to the Plan (including without limitation the distribution of any Unclaimed Property), except for acts constituting criminal conduct, willful misconduct or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  The entry of the Confirmation Order shall constitute the determination by the Court that the Proponents, the Liquidation Trustee and each of their respective present or former officers, directors, professionals, employees, members, trustees, agents, attorneys, financial advisors, partners and accountants shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to, among others, section 1125(e) and 1129(a)(3) of the Bankruptcy Code, with respect to the foregoing.

(g)        Direct Claims.  Notwithstanding anything herein to the contrary, this Plan shall in no manner act or be construed to waive, release or enjoin any direct, non-derivative claims or actions held by a non-Debtor against any third party including, without limitation, any Released Party based upon any act or occurrence, or failure to act, taking place prior to the Petition Date.

ARTICLE XI - CONDITIONS TO CONFIRMATION AND CONSUMMATION

 11.1.                 Conditions to Consummation

This Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied.  Except as provided in Section 11.2 below, any one or more of the following conditions may be waived:

(a)        The Confirmation Order shall have become a Final Order;

(b)        The Wind-down Budget is completed; and

(c)        the Debtors and/or Liquidation Trust have sufficient Cash on hand (or investments projected by the Debtors to provide timely Cash) to make timely Distributions sufficient (including allocating Cash to reserves as provided in this Plan) to make payments in respect of all Allowed Administrative Claims, Priority Tax Claims, and Priority Non-Tax Claims required as of the initial Distribution Date.

 11.2.                 Waiver of Conditions to Consummation

Other than the requirement that the Confirmation Order must have become a Final Order and the Debtors and/or Liquidation Trust must have sufficient Cash on hand, none of which can be waived, the requirement that a particular condition be satisfied may be waived in whole or part by consent of the Plan Proponents without notice or hearing.

 11.3.                  Effect of Nonoccurrence of the Conditions to Consummation

If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived 30 days after the Confirmation Date, or such later date as shall be agreed by the Plan Proponents, the Confirmation Order may be vacated by the Court.  If the Confirmation Order is vacated the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or Interests in, any of the Debtors.

ARTICLE XII - RETENTION OF JURISDICTION

Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

(i)         To determine the allowability, classification, or priority of Claims upon objection by the Committee, the Debtors, the Liquidation Trustee or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

(ii)       To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Cases on or before the Effective Date with respect to any Person;

(iii)      To protect the property of the Estates, including Litigation Causes of Action, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estates;

(iv)       To determine any and all applications for allowance of Fee Claims and any disputes concerning post-Effective Date professional or other services to the extent not otherwise resolved;

(v)        To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;

(vi)       To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

(vii)      To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 9.1 of the Plan;

(viii)    To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in the Chapter 11 Cases, including any remands;

(ix)       To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purpose;

(x)        To issue orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

(xi)       To enable the Liquidation Trustee to prosecute any and all proceedings to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

(xii)      To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

(xiii)    To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(xiv)     To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(xv)      To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Cases;

(xvi)     To authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;

(xvii)    To hear and resolve Litigation Causes of Action, including but not limited to Non-Debtor Intercompany Claims to the extent that such claims are not pending before another court;

(xviii)   To resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

(xix)     To approve any Distributions, or objections thereto, under the Plan;

(xx)      To approve any Claims settlement entered into or offset exercised by the Liquidation Trustee;

(xxi)     To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors;

(xxii)    To enter a Final Order closing the Chapter 11 Cases; and

(xxiii)  To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or the Liquidation Trustee Agreement, or as may be authorized under provisions of the Bankruptcy Code.

ARTICLE XIII - ADMINISTRATIVE PROVISIONS

 13.1.                  Amendments

(a)        Preconfirmation Amendment.  The Plan Proponents may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b)        Postconfirmation Amendment Not Requiring Resolicitation.  After the entry of the Confirmation Order, the Plan may be modified to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Court approval for such modification is obtained, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of Allowed Claims or Interests under the Plan.  Any waiver under Section 11.2 hereof shall not be considered to be a modification of the Plan.

(c) Post-confirmation/Pre-consummation Amendment Requiring Resolicitation. After the Confirmation Date and before substantial consummation of the Plan, the Plan Proponents or Liquidation Trustee may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Plan Proponents or Liquidation Trustee obtain Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Plan Proponents or Liquidation Trustee comply with the provisions of the Bankruptcy Code, including section 1125 of the Bankruptcy Code, with respect to the Plan as modified.

 13.2.                  The Role of the Committee

The Committee shall survive the Effective Date for all purposes permitted under the Bankruptcy Code including, without limitation, appearance on applications for payment of professional compensation and expenses, joinder in the Liquidation Trustee’s objections to Claims and any other pending litigation, overseeing and, if necessary or desirable in its sole discretion, replacing the Liquidation Trustee, monitoring Distributions, consenting to any amendments or modifications to this Plan, settling or abandoning Litigation Causes of Action, Non-Debtor Intercompany Claims and other matters affecting the administration of the Estates or the Liquidation Trust.

The Liquidation Trust Agreement shall govern changes in the composition of the Committee after the Effective Date and other matters related to the role, responsibilities and governance of the Committee.  The Committee will continue to have fiduciary duties to the beneficiaries of the Liquidation Trust in the same manner that members of an official committee of creditors appointed pursuant to section 1102 of the Bankruptcy Code have fiduciary duties to the constituents represented by the Committee.  The Committee shall continue to retain its current attorneys as of the Effective Date.  The Liquidation Trustee shall retain existing counsel to the Committee as well as any other necessary legal or other professionals.

 13.3.                 Post-Effective Date Expenses

The Liquidation Trustee is empowered to pay all professional fees and other allowable expenses incurred from and after the Effective Date, and otherwise deal with the property of the Estates and the Liquidation Trust, without the necessity of application to, or further order of, the Court.  However, the Court shall retain jurisdiction as provided in this Plan to resolve any relevant disputes.

 13.4.                 Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

 13.5.                 Governing Law

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

 13.6.                 Courts of Competent Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of or related to this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

 13.7.                  Corporate Action

The dissolution of the Debtors and any other matters provided for under the Plan involving the corporate or entity structure of any Debtor or corporate action, as the case may be, to be taken by or required of any Debtor shall be deemed to have occurred and be effective upon the Effective Date as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of any of the Debtors or the Liquidation Trustee, as the case may be.

 13.8.                  Effectuating Documents and Further Transactions

Each Debtor and the Liquidation Trustee shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary or desirable to effectuate and further evidence the terms and conditions of the Plan.

 13.9.                  Cramdown

The Plan Proponents request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed not to have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code.  The Plan Proponents reserve the right to (i) request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify this Plan to the extent, if any, that confirmation of this Plan under section 1129(b) of the Bankruptcy Code requires modification.

 13.10.               Confirmation Order and Plan Control

To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, the Liquidation Trust Agreement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order (and any later order of the Court) controls the Plan.

 13.11.                Severability

In the event that the Court determines, prior to the Confirmation Date, that any provision of this Plan is invalid, void or unenforceable, the Court shall, with the consent of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistently with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

 13.12.                Rules of Construction

(a)        Undefined Terms.  Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

(b)        Miscellaneous Rules.  (i) The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Plan as a whole, not to any particular section, subsection, or clause, unless the context requires otherwise; (ii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order; (iii) any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date; (iv) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (v) whenever the Plan provides that a payment or Distribution shall occur “on” any date, it shall mean “on, or as soon as reasonably practicable after” such date.

 13.13.                Notices

All notices or requests in connection with the Plan shall be in writing and deemed to have been given five Business Days after first-class mailing, one Business Day after sending by overnight courier, or on the first Business Day after facsimile or electronic transmission, addressed to:

(a)	if to the Debtors:

The Bombay Company, Inc.
550 Bailey Street
Fort Worth, TX 76107
	Attn:	Elaine Crowley

with copies to:

HAYNES AND BOONE, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
	Attn:	Robert D. Albergotti, Esq.

-and-

HAYNES AND BOONE, LLP
201 Main Street, Suite 2200
Fort Worth, Texas 76102
	Attn:	John D. Penn, Esq.
Ian T. Peck, Esq.

if to the Liquidation Trustee or the Liquidation Trust:

ELAINE D. CROWLEY
Liquidation Trustee
Bombay Company Liquidating Trust
550 Bailey Avenue
Fort Worth, Texas 76107

with copies to:

COOLEY GODWARD KRONISH LLP
1114 Avenue of the Americas
New York, NY 10036-7798
	Attn:	Cathy Hershcopf, Esq.
Gregory G. Plotko, Esq.
Tel: (212) 479-6000
Fax: (212) 479-6275

(b)		If to the Committee:

COOLEY GODWARD KRONISH LLP
1114 Avenue of the Americas
New York, NY 10036-7798
	Attn:	Cathy Hershcopf, Esq.
Gregory G. Plotko, Esq.
Tel: (212) 479-6000
Fax: (212) 479-6275

-and-

FORSHEY & PROSTOK, L.L.P.
777 Main Street, Suite 1290
Fort Worth, Texas 76102
Telephone: (817) 877-8855
	Attn:	Jeff P. Prostok

13.14.                No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Plan Proponents with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claim’s classification.

Dated: July 2, 2008	THE BOMBAY COMPANY, INC., THE BOMBAY FURNITURE COMPANY, INC., BBA HOLDINGS, LLC, BOMBAY INTERNATIONAL, INC., BAILEY STREET TRADING COMPANY and BMAJ, INC.

	By:	/s/ Elaine D. Crowley
Name: Elaine D. Crowley
Title: Senior Vice President

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

	By:	/s/ Ronald Tucker
Name: Ronald Tucker, Esq. Title: Chairperson

PLAN EXHIBIT “A”
(Form of Liquidation Trust Agreement)